EXHIBIT 10.1	EMPLOYMENT AGREEMENT AMENDMENT

This Amendment (“Amendment”) dated December 4, 2003, is entered into by and between CyberGuard Corporation (“CyberGuard”) and Patrick J. Clawson, an employee of CyberGuard (“Employee”).

WHEREAS, the Employee and CyberGuard are parties to an Employment Agreement dated January 18, 2001 (“Agreement”); and

WHEREAS, the Employee and CyberGuard desire to amend the Agreement in connection with the Employee’s appointment to the Chief Executive Officer position.

NOW THEREFORE, in consideration of mutual promises contained herein, and intending to be legally bound hereby, CyberGuard and the Employee agree to amend the Agreement as follows:

1.	Effective as of January 3, 2004, Section 1 of the Agreement is hereby amended to delete the title “President” and replace it with “Chief Executive Officer”.

2.	Effective as of January 3, 2004, Section 3 of the Agreement is hereby amended to provide that the Employee shall have responsibility for the day-to-day operations of CyberGuard, subject to the authority and control of CyberGuard’s Board of Directors.

3.	Effective as of January 3, 2004, Section 4.a. of the Agreement is hereby amended to provide for base salary of $200,000 per year.

4.	Effective as of December 4, 2003, Section 7.b.ii. of the Agreement is hereby amended with respect to the Employee’s stock option agreement granted on December 4, 2003 to purchase 100,000 shares of the Company’s Common Stock at $8.33 per share and any stock option agreement granted to the Employee by CyberGuard after the date hereof (each, an “Option”; collectively, the “Options”), as follows:

In the event that the Employee’s employment is terminated by the Company without Cause or by the Employee with Good Reason, then (1) the Options shall become immediately exercisable upon such termination of employment, and (2) the Employee shall have the right to exercise all such Options for the shorter of (a) two (2) years following his termination of employment or (b) with respect to each Option, the remainder of the period of exercisability under the terms of the appropriate Option agreement.

5.	Nothing herein shall limit or restrict CyberGuard’s rights to terminate the Employee’s employment in accordance with the Agreement.

6.	This Amendment shall supersede any provisions of the Agreement to the extent that this Amendment conflicts with, modifies, or amends any provision of the Agreement. In all other respects the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date above first written.

CYBERGUARD CORPORATION		EMPLOYEE

By:

	David L. Manning, Audit Committee Chairman	Patrick J. Clawson